                       FIRST AMENDMENT TO LOAN AGREEMENT
                       ---------------------------------


     THIS FIRST AMENDMENT TO LOAN AGREEMENT (the "First Amendment"), is made and entered into as of the 31/st/ day of January, 2001, by and between (i) PJ AMERICA, INC., a Delaware corporation (the "Borrower"), and (ii) BANK ONE, KENTUCKY, NA, a national banking association with principal office and place of business in Louisville, Kentucky (the "Bank").

     P R E L I M I N A R Y  S T A T E M E N T:
     ----------------------------------------

     A. Pursuant to that certain Loan Agreement dated May 4, 2000, between the Borrower and the Bank (the "Loan Agreement"), the Bank has established a revolving line of credit in the original principal amount of Ten Million Dollars ($10,000,000.00) (the "Revolving Line of Credit") in favor of the Borrower to provide liquidity to the Borrower to fund the Borrower's general corporate needs and the Borrower's stock repurchase plan.

     B. The Borrower and the Bank now desire to increase the maximum principal amount of the Revolving Line of Credit from Ten Million Dollars ($10,000,000.00) to Fifteen Million Dollars ($15,000,000.00).

     C. The Borrower and the Bank further desire to extend the stated maturity date of the Revolving Line of Credit from May 2, 2001 to January 31, 2003.

     D. The Borrower and the Bank desire to amend the Loan Agreement in certain other respects as set forth in this First Amendment. Bank desires to establish the Revolving Line of Credit in favor of the Borrower upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

     1.   Definitions.  Each capitalized term used herein, unless otherwise
          -----------
defined herein, shall have the meaning set forth in the Loan Agreement.

     2.   Increase in the Maximum Amount of the Revolving Line of Credit.  The
          --------------------------------------------------------------
Borrower and the Bank hereby increase the maximum amount of the Revolving Line of Credit from Ten Million Dollars ($10,000,000.00) to Fifteen Million Dollars ($15,000,000.00). In furtherance of the provisions of this Section 2, the Borrower and the Bank hereby amend and restate Section 2.1 of the Loan Agreement to read as follows:

          "2.1 Lending by Bank.  Subject to and upon the terms and conditions
               ---------------
set forth in this Loan Agreement, the Bank shall make Advances to the Borrower from time to time before the Maturity Date as requested by the Borrower in the relevant Notice of Borrowing, the aggregate outstanding principal balance of which shall not exceed Fifteen Million Dollars ($15,000,000.00) at any time. Amounts repaid may be reborrowed prior to the Maturity Date but not on or after the Maturity Date."

     3.   Extension of the Maturity Date of the Revolving Line of Credit.  The
          --------------------------------------------------------------
Borrower and the Bank hereby re-define the term Maturity Date, as such term is
                                                -------------
defined in the Loan Agreement, to mean (i) January 31, 2003, or (ii) any extended maturity date of the Revolving Line of Credit agreed upon by the Borrower and the Bank pursuant to Section 2.4 of the Loan Agreement.

     4.   Increase in the Availability Fee.  The Borrower and the Bank hereby
          --------------------------------
amend and restate Section 2.7 of the Loan Agreement to read as follows:

          "2.7 Availability Fee.  The Borrowers agrees to pay to the Bank during
               ----------------
the term of the Revolving Line of Credit an availability fee equal to 0.25% per annum of the positive difference between (a) the face principal amount of the Revolving Line of Credit, and (b) the average daily outstanding principal balance of the Revolving Line of Credit."

     5.   Amendment of Net Worth Covenant.  Section 6.2(a) of the Loan Agreement
          -------------------------------
is hereby amended to substitute the term "Net Worth", as such term is defined in the Loan Agreement, for the term "Tangible Net Worth" therein for all periods from and after December 31, 1999. Section 6.2(a)(ii) of the Loan Agreement is further hereby amended and restated as follows:

          "(ii) (A) as of the Borrower's fiscal quarter ended December 31, 2000, an amount equal to the Net Worth required to be maintained by the Borrower as of its fiscal quarter ended September 30, 2000 plus 50% of the Borrower's Net Income After Tax for its fiscal quarter ended December 31, 2000. (The net worth calculation includes an amount up to Ten Million Dollars ($10,000,000.00) representing a partial write-down of the Borrower's development and franchise rights related to certain "under-performing" stores of the Borrower to the extent such write-down is permitted under FAS No. 121.) and (B) as of each fiscal quarter end of the Borrower after December 31, 2000, an amount equal to the Net Worth required to be maintained by the Borrower as of its immediately preceding fiscal quarter end plus 50% of the Borrower's Net Income After Tax for its fiscal quarter then ended."

     6.   Governing Law.  This First Amendment shall be governed by, and
          -------------
construed in accordance with, the laws of the Commonwealth of Kentucky.

     7.   Successors and Assigns.  This First Amendment shall be binding upon
          ----------------------
and inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

     8.   Ratification and Reaffirmation.  Except to the extent expressly
          ------------------------------
amended or modified hereby, the Borrower and the Bank hereby ratify and reaffirm their respective covenants, agreements, obligations, representations and warranties set forth in the Loan Agreement, the Line of Credit Note and the other Loan Documents.

     9.   Conditions Precedent.  The obligation of the Bank to amend the Loan
          --------------------
Agreement in the manner set forth in this First Amendment is subject to the delivery to the Bank of the following documents, each dated the date of this First Amendment or such other date as shall be reasonably acceptable to the Bank, and in form and substance satisfactory to the Bank:

          (a) First Amendment to Loan Agreement.  This First Amendment, duly
              ---------------------------------
executed and delivered by the Borrower.

          (b) First Amendment to Line of Credit Note.  That certain First
              --------------------------------------
Amendment to Line of Credit Note dated as of January 31, 2001, between the Borrower and the Bank, duly executed and delivered by the Borrower.

          (c) Ratification and Reaffirmation Agreements.  Those certain
              -----------------------------------------
Ratification and Reaffirmation Agreements each dated as of January 31, 2001, duly and respectively executed and delivered by the Limited Guarantors in favor of the Bank.

          (d) Corporate Resolutions.  Resolutions duly adopted by the Board of
              ---------------------
Directors of each of the Borrower and each Limited Guarantor expressly authorizing the transactions contemplated by this First Amendment and the execution and delivery of the documents referred to in this Section 8 to which the Borrower or such Limited Guarantor is a party.

          (e) Other Documents.  Such other documents, instruments, approvals
              ---------------
(and, if requested by the Bank, certified duplicates of executed copies thereof) or opinions as the Bank may reasonably request.

          (f) Certificates of the Borrower.  Certificates signed by a duly
              ----------------------------
authorized officer of the Borrower, dated the date of this First Amendment, stating that:

              (a) The representations and warranties contained in Section 5 of the Loan Agreement are correct on and as of the date of this Loan Agreement as though made on and as of such date; and

              (b) No Event of Default referred to in Section 8 of the Loan Agreement has occurred and is continuing, or would result from the consummation of the transactions contemplated in the Loan Agreement, and no event has occurred and is continuing which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan Agreement to be executed by their respective officers hereunto duly authorized as of the date first written above.

PJ AMERICA, INC.                         BANK ONE, KENTUCKY, NA

Name:_________________________           Name:______________________________

By:____________________________          By: ________________________________

Title:___________________________        Title:_______________________________

         (the "Borrower")                         (the "Bank")

================================================================================

                              U.S. $10,000,000.00

                           REVOLVING LINE OF CREDIT

                                    between

                               PJ AMERICA, INC.

                                      and

                            BANK ONE, KENTUCKY, NA


================================================================================

                            Dated as of May 4, 2000

                                LOAN AGREEMENT
                                --------------

     THIS LOAN AGREEMENT (the "Loan Agreement" or the "Agreement"), is made and entered into on this 4th day of May, 2000, by and between (i) PJ AMERICA, INC., a Delaware corporation (the "Borrower"), and (ii) BANK ONE, KENTUCKY, NA, a national banking association with principal office and place of business in Louisville, Kentucky (the "Bank").

     P R E L I M I N A R Y S T A T E M E N T:
     - - - - - - - - - - - - - - - - - - - -

     A. The Borrower desires to obtain a revolving line of credit in the original principal amount of Ten Million Dollars ($10,000,000.00) (the "Revolving Line of Credit") from the Bank to provide liquidity to the Borrower to fund the Borrower's general corporate needs and the Borrower's stock repurchase plan.

     B. The Bank desires to establish the Revolving Line of Credit in favor of the Borrower upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, and in order to induce the Bank to establish the Revolving Line of Credit in favor of the Borrower, the Borrower and the Bank hereby agree as follows:

                                   SECTION 1

                       DEFINITIONS AND ACCOUNTING TERMS
                       --------------------------------

     1.   Defined Terms. As used in this Loan Agreement, the following terms
          -------------
have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          "Affiliate" of any Person means any Person that, directly or
           ---------
indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Advance" means each advance of principal of the Revolving Line of
           -------
Credit made by the Bank to the Borrower pursuant to Section 2.2 of this Loan Agreement.

          "Applicable LIBOR Margin" means the per annum percentages set forth in
           -----------------------
the table appearing in Section 2.5(b) hereof.

          "Base Rate" means the greater of (a) the Prime Rate, or (b) the
           ---------
Federal Funds Rate plus one-half of one percent (1/2 of 1%) per annum.

          "Base Rate Tranche" means, as of each date of determination thereof,
           -----------------
the portion of the unpaid principal of the Revolving Line of Credit that bears interest at the Base Rate.

          "Business Day" means (a) any day other than a Saturday, Sunday or any
           ------------
other day on which commercial banks in Louisville, Kentucky are authorized or required to close under applicable law, and (b) any London Business Day.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Commonly Controlled Entity" means an entity, whether or not
           --------------------------
incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code.

          "Contractual Obligation" means, as to any Person, any provision to be
           ----------------------
performed by such Person of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

          "Default" means any condition or event which with the giving of notice
           -------
or the lapse of time, or both, would become an Event of Default.

          "Default Rate" means the Base Rate plus two percent (2%) per annum.
           ------------

          "Dollars: (or "$") means the lawful currency of the United States of
           -------
America.

          "EBITDA" means, with respect to the Borrower and any entire fiscal
           ------
period of the Borrower:

               (1)  the sum for such period of

                    (1)  the Borrower's Net Income After Tax;

                    (2) the Borrower's Interest Expense to the extent deducted in determining the Borrower's Net Income After Tax;

                    (3) all taxes on or measured by income to the extent deducted in determining the Borrower's Net Income After Tax; and

                    (4) the aggregate amount of depreciation expense, amortization expense, and other similar non-cash charges (including, without limitation, losses due to equity investments) to the extent deducted in determining the Borrower's Net Income After Tax;

minus
-----

               (2) for any period, the aggregate non-cash gains for such period from equity investments to the extent added in determining the Borrower's Net Income After Tax for such period.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "Event of Default" means any of the events specified in Article 8
           ----------------
hereof.

          "Federal Funds Rate" means the rate per annum (rounded upwards, if
           ------------------
necessary, to the nearest 1/100th of 1%) stated to be the rate for Federal Funds, as published in the Federal Reserve Statistical Release for selected interest rates, on each Monday for the preceding week, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Bank on such day on such transactions as determined by the Bank.

          "Funded Debt" means, on any day, all capitalized lease obligations of
           -----------
the Borrower, all debt created, issued, guaranteed, incurred or assumed by the Borrower for money borrowed, all liability of the Borrower for the deferred purchase price of property or services, all contingent liabilities of the Borrower (including the obligation to reimburse any financial institution for any drafts drawn on letters of credit), and all obligations secured by any Lien on property owned by the Borrower, as determined on a consolidated basis in accordance with GAAP; provided, however, the term Funded Debt shall not include
                      --------  -------
any operating leases of the Borrower or its Subsidiaries or any guaranties of any operating leases issued by the Borrower or its Subsidiaries.

          "Funding Date" means each date that an Advance is made by the Bank to
           ------------
the Borrower.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America, as in effect from time to time and applied on a consistent basis.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Interest Coverage Ratio" means, as of each fiscal quarter end of the
           -----------------------
Borrower during the term of this Loan Agreement, the ratio of (a) the Borrower's EBITDA for the four-fiscal quarter period ended on such fiscal quarter end, to
(b) the Borrower's Interest Expense for the four-fiscal quarter period ended on such fiscal quarter end. The Interest Coverage Ratio shall be determined on each Leverage Ratio Determination Date during the term of this Loan Agreement.

          "Interest Expense" means, for the period in question, total interest
           ----------------
expense (including that attributable to capital leases in conformity with GAAP) of the Borrower during such period with respect to all outstanding Funded Debt of the Borrower, including, without limitation, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs and benefits under interest rate agreements, all as determined for the Borrower on a consolidated basis in accordance with GAAP.

          "Lending Office" means the branch, office or Affiliate designated by
           --------------
the Bank from time to time as the branch, office or Affiliate at which the Revolving Line of Credit is to be made and maintained and from which all Advances are to be funded.

          "Leverage Ratio" means, as of each fiscal quarter end of the Borrower
           --------------
during the term of this Loan Agreement, the ratio of (a) the Borrower's Funded Debt as of such fiscal quarter end, to (b) the Borrower's EBITDA for the four-fiscal quarter period ended on such fiscal quarter end. The Leverage Ratio shall be determined on each Leverage Ratio Determination Date during the term of this Loan Agreement; provided, however, each change in the Leverage Ratio shall be
                -----------------
effective, for purposes of determining the Applicable LIBOR Margin, as of the first day of the fiscal quarter immediately succeeding the fiscal quarter in respect of which the Leverage Ratio was most recently calculated.

          "Leverage Ratio Determination Date" means, with respect to each fiscal
           ---------------------------------
quarter of the Borrower, the date of delivery of the Borrower's unaudited financial statements for the fiscal quarter then ended, which date of delivery shall be not more than forty-five (45) days after the last day of such fiscal quarter.

          "LIBOR" means, with respect to each LIBOR Interest Period, the offered
           -----
rate for U.S. Dollar deposits of not less than $1,000,000.00 for a period of time equal to the LIBOR Interest Period as of 11:00 A.M. City of London, England time two (2) London Business Days prior to the first date of the LIBOR Interest Period as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate System ("Telerate"), Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate. Provided, however, that if such rate is not
                                 -----------------
available on Telerate then such offered rate shall be otherwise independently determined by the Bank from an alternate, substantially similar independent source available to the Bank or shall be calculated by the Bank by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

          "LIBOR Interest Period" means with respect to each LIBOR Tranche, the
           ---------------------
period commencing on the date set forth in the particular Notice of Interest Rate Selection and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Interest Rate Selection given to the Bank pursuant to Section 2.4 hereof:

          provided, however, that:
          -----------------

          (x) any LIBOR Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to any LIBOR Tranche, such Business Day falls in another calendar month, in which case such LIBOR Interest Period shall end on the next preceding Business Day;

          (y) any LIBOR Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such LIBOR Interest Period ends) shall, subject to clause (z) below, end on the last Business Day of a calendar month; and

          (z) the LIBOR Interest Period of any LIBOR Tranche which would otherwise end after the Maturity Date shall end on the Maturity Date.

          "LIBOR Tranch" means, as of each date of determination thereof, each
           ------------
portion of the unpaid principal of the Revolving Line of Credit that bears interest at the LIBOR plus the Applicable LIBOR Margin for the applicable LIBOR Interest Period.

          "Lien" means (a) any judgment lien or execution, attachment, levy,
           ----
distraint or similar legal process, and (b) any mortgage, pledge, hypothecation, assignment, lien, charge, encumbrance or other security interest of any kind or nature whatsoever (including, without limitation, the interest of a lessor under any capital lease and the interest of a seller under any conditional sale or other title retention agreement), which secures or purports to secure any indebtedness or other obligations.

          "Limited Guarantors" means, collectively, (a) PJ Cheese, Inc., an
           ------------------
Alabama corporation, (b) PJ Louisiana, LLC, a Louisiana limited liability company, (b) PJ Utah, LLC, an Utah limited liability company, (d) Ohio Pizza Delivery, Inc., an Ohio corporation, and (e) Pizza Caribe, Inc., a Puerto Rico corporation.

          "Limited Guaranty Agreements" means those certain Limited Guaranty
           ---------------------------
Agreements of even date herewith, executed and delivered by the Limited Guarantors, respectively, in favor of the Bank, pursuant to which the Limited Guarantors have guaranteed the payment of the unpaid principal balance of and accrued and interest on the Line of Credit Note, subject to the limitation on liability of each Limited Guarantor therefor as set forth in the particular Limited Guaranty

Agreement.

          "Line of Credit Note" means that certain Line of Credit Promissory
           -------------------
Note of even date herewith, made by the Borrower, payable to the order of the Bank, and in the face principal amount of Ten Million Dollars ($10,000,000.00), together with all amendments, modifications, renewals, extensions, restatements and replacements thereof effected in accordance with the terms and provisions of the Line of Credit Promissory Note. The form of the Line of Credit Note is attached hereto and made a part hereof as Exhibit A.

          "Loan Documents" means this Agreement, the Line of Credit Note, the
           --------------
Limited Guaranty Agreements and all other documents, instruments and agreements executed or delivered in connection with the Revolving Line of Credit.

          "London Business Day" means any day other than a Saturday, Sunday or a
           -------------------
day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England.

          "Material Adverse Effect" means an effect that causes or results in or
           -----------------------
has a reasonable likelihood of causing or resulting in any material adverse change in (i) the business, operations, financial condition, prospects, liabilities or capitalization of the Borrower, (ii) the ability of the Borrower to perform its obligations under any Loan Document, including the timely payment of principal and/or interest on the Revolving Line of Credit or of other amounts payable hereunder, or (iii) the rights and remedies of the Bank under any Loan Document.

          "Maturity Date" means (i) May 2, 2001, or (ii) any extended maturity
           -------------
date of the Revolving Line of Credit agreed upon by the Borrower and the Bank pursuant to Section 2.4 hereof.

          "Net Income After Tax" means, for the period in question, the net
           --------------------
income (or loss) of the Borrower for such period taken as a single accounting period after deducting therefrom provisions for all federal, state and local income taxes due in respect of such net income, in each case as determined for the Borrower on a consolidated basis in accordance with GAAP; provided, however,
                                                              --------  -------
there shall be excluded from Net Income After Tax (a) any after-tax gains of the Borrower attributable to the sale of assets outside the ordinary course of business net of any losses incurred by the Borrower in the same transaction or any series of related transactions, and (b) any extraordinary losses that the Bank agrees in writing should be excluded from Net Income After Tax.

          "Net Worth" means as at any date on which the amount thereof shall be
           ---------
determined, the stockholders equity of the Borrower as determined on a consolidated basis in accordance with GAAP.

          "Notice of Borrowing" means the document in the form attached hereto
           -------------------
and made a part hereof as Exhibit B.

          "Notice of Interest Rate Selection" means the document in the form
           ---------------------------------
attached hereto
and made a part hereof as Exhibit C, which shall be executed and delivered from time to time by the Borrower to the Bank pursuant to Section 2.4 of this Loan Agreement to evidence (a) the election by the Borrower to have the applicable portion of the unpaid principal balance of the Revolving Line of Credit bear interest at a rate equal to the LIBOR plus the Applicable LIBOR Margin for the particular LIBOR Interest Period selected by the Borrower, and (b) upon the expiration of a LIBOR Interest Period, the election by the Borrower to have the applicable portion of the unpaid principal balance of the Revolving Line of Credit bear interest at a rate equal to the LIBOR plus the Applicable LIBOR Margin for a successive LIBOR Interest Period selected by the Borrower.

          "PBGC" means the Pension Benefit Guaranty Corporation or any Person
           ----
succeeding to the present powers and functions of the Pension Benefit Guaranty Corporation.

          "Person" means an individual, partnership, corporation, business
           ------
trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan" means, at any particular time, any employee benefit plan which
           ----
is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or if such plan were terminated at such time, would under Section 3069 of ERISA be deemed to be) an "employer" as such term is defined in
Section 3(5) of ERISA.

          "Pricing Level" means, for any Pricing Period, Pricing Level I,
           -------------
Pricing Level II or Pricing Level III, as may be in effect for such Pricing Period; provided that the Default Rate shall be in effect upon the occurrence and during the continuation of any Event of Default.

          "Pricing Level I" means the Pricing Level that will be in effect for
           ---------------
the applicable Pricing Period if, as of the relevant Leverage Ratio Determination Date, the Leverage Ratio of the Borrower is less than 1.0 to 1.0.

          "Pricing Level II" means the Pricing Level that will be in effect for
           ----------------
the applicable Pricing Period if, as of the relevant Leverage Ratio Determination Date, the Leverage Ratio of the Borrowers is equal to or greater than 1.0 to 1.0 but is less than or equal to 1.5 to 1.0.

          "Pricing Level III" means the Pricing Level that will be in effect for
           -----------------
the applicable Pricing Period if, as of the relevant Leverage Ratio Determination Date, the Leverage Ratio of the Borrowers is equal to or greater than 1.5 to 1.0.

          "Pricing Period" means the period commencing on the first day of the
           --------------
fiscal quarter immediately succeeding the fiscal quarter in respect of which the Leverage Ratio was most recently calculated and ending on the last day of such fiscal quarter.

          "Prime Rate" means the rate announced from time to time by the Bank as
           ----------
its prime rate, which rate may not be the lowest, best or most favorable rate of interest which the Bank may charge on loans to its customers. Each change in the Bank's Prime Rate will become effective without notice to the Borrower on the same day as the Prime Rate changes.

          "Prohibited Transaction" means any "prohibited transaction" as defined
           ----------------------
in Section 406 of ERISA or Section 4975 of the Code.

          "Regulatory Development" means, after the date hereof:
           ----------------------

               (a) the adoption of any applicable law, rule, regulation, or guideline or any change therein or in the interpretation or administration thereof, by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) with any requirement or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency; or

               (b) the application to the Bank of any such existing law, rule, regulation or guideline, not presently applicable to it (or its Lending Office).

          "Reportable Event" means any of the events set forth in Section 4043
           ----------------
of ERISA.

          "Requirement of Law" means, as to any Person, the certificate of
           ------------------
incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" means as to the Borrower and at any particular
           -------------------
date, its officer or officers authorized to execute and deliver the Loan Documents to which the Borrower is a party on behalf of the Borrower.

          "Subsidiary" means, with respect to any Person, at any particular
           ----------
time, any corporation, association or other business entity of which at least a majority of the securities or other interests having ordinary voting power shall, at the time of determination, be owned or controlled (i) by such Person, or (ii) by one or more of its Subsidiaries, or (iii) by such Person and one or more of its Subsidiaries.

          Other Definitional Provisions.
          -----------------------------

               (3) All terms defined in this Agreement shall have the defined meanings when used in any other Loan Document.

               (4) As used herein, accounting terms not defined in this Article I, and accounting terms partly defined in this Article I to the extent not defined, shall have the respective meanings given to them under GAAP.

                                   SECTION 2

                           REVOLVING LINE OF CREDIT
                           ------------------------

          2.1  Lending by Bank. Subject to and upon the terms and conditions set
               ---------------
forth in this Loan Agreement, the Bank shall make Advances to the Borrower from time to time before the Maturity Date as requested by the Borrower in the relevant Notice of Borrowing, the aggregate outstanding principal balance of which shall not exceed Ten Million Dollars ($10,000,000.00) at any time. Amounts repaid may be reborrowed prior to the Maturity Date but not on or after the Maturity Date.

          2.2  Advances. Provided that all of the conditions precedent specified
               --------
in Section 4 hereof have been satisfied, not later than 2:00 p.m. (Louisville, Kentucky time) on the Funding Date the Bank shall make available the relevant Advance to the Borrower in immediately available funds at the following account of the Borrower:

                         Account No.:  ____________________________
                         Account Title: PJ America, Inc.
                         Bank:         Bank One, Kentucky, NA
                         Bank Address: 416 West Jefferson Street
                                       Louisville, Kentucky 40202
                         ABA No.:      083-000-137

     Provided, the Bank shall have absolutely no obligation to make any Advance to the Borrower after the occurrence and during the continuation of any Default or Event of Default.

          2.3  Minimum Amount of Each Advance; Maximum Number and Frequency of
               ---------------------------------------------------------------
Advances. The principal amount of each Advance shall not be less than
--------
$500,000.00. The Borrower may not request that the Bank make any Advance the Funding Date for which is within three (3) days after the Funding Date of the prior Advance.

          2.4  Notice of Borrowing. Whenever the Borrower desires to obtain an
               -------------------
Advance, the Borrower shall deliver a Notice of Borrowing to the Bank (or telephonic notice promptly confirmed in writing pursuant to a Notice of Borrowing), such Notice of Borrowing to be given to the Bank no later than 11:00 a.m. (Louisville, Kentucky time) on the Funding Date of any Advance that is to bear interest at the Base Rate or no later than 11:00 a.m. (Louisville, Kentucky time) three Business Days prior to the Funding Date of any Advance that is to bear interest by reference to LIBOR. Each Notice of Borrowing shall specify (i) the aggregate principal amount of the Advance, (ii) the Funding Date (which shall be a Business Day), and (iii) whether such Advance shall bear interest at the Base Rate or by reference to LIBOR. The Borrower shall have the right pursuant to a Notice of Interest Rate Selection delivered to the Bank (a) at any time to convert all or any part of the Base Rate Tranche to a LIBOR Tranche, (b) to continue all or any part of a LIBOR Tranche at the end of the LIBOR Interest Period applicable to such LIBOR Tranche to another LIBOR Tranche for the LIBOR Interest Period designated by the Borrower in the relevant Notice of Interest Rate Selection, and (c) to convert all or any part of a LIBOR Tranche at the end of the LIBOR Interest Period applicable to such LIBOR Tranche to the Base Rate Tranche. To the extent and for any day that the Borrower has not designated the interest rate to apply to the unpaid principal of the Revolving Line of Credit, then to that extent and for such day the unpaid principal balance of the Revolving Line of Credit shall bear interest at the Base Rate. There shall not be more than six
(6) LIBOR Tranches outstanding at any one time with respect to the unpaid principal balance of the Revolving Line of Credit.

          2.5  Interest Rates; Payment Dates.
               -----------------------------

               (a) Interest on the Base Rate Tranche shall be payable quarterly in arrears to the Bank, upon any prepayment or repayment of the Base Rate Tranche to the extent interest accrued on the amount being prepaid or repaid, and on the Maturity Date.

               (b) On each Leverage Ratio Determination Date, commencing with the first such date to occur after the date of this Loan Agreement, the Applicable LIBOR Margin in effect for the Pricing Period commencing after such Leverage Ratio Determination Date and continuing for the term of the Pricing Period shall be the Applicable LIBOR Margin corresponding to the Pricing Level in effect for such Pricing Period, as follows:

                                                       Applicable
               Pricing Level                          LIBOR Margin
               -------------                          ------------

               Pricing Level I                           1.00%
               Pricing Level II                          1.25%
               Pricing Level III                         1.50%

     If any financial statements delivered by the Borrower demonstrating the appropriate Pricing Level shall prove to be incorrect (as determined by reference to subsequent financial statements or otherwise), the Bank shall notify the Borrower of such incorrectness and shall calculate the difference between the amount of interest actually paid by the Borrower on the basis of such incorrect financial statements and the amount of interest which would have been due had such incorrect financial statements not been delivered. The Bank shall notify the Borrower of the amount of such difference, if any, in a statement setting forth the method of calculation of such amount (which calculation, in the absence of demonstrable error, shall be deemed correct) and the Borrower shall pay such amount to the Bank within three (3) Business Days of such notice.

          (c) Interest on each LIBOR Tranche shall be payable in arrears on and to the last day of the LIBOR Interest Period applicable to such LIBOR Tranche; provided, however, that in the case of each LIBOR Interest Period of six months,
--------  -------
interest on the particular LIBOR Tranche shall also be payable in arrears to the Bank at the end of each three month period during such LIBOR Interest Period. Interest on each LIBOR Tranche shall also be payable in arrears to the Bank upon any prepayment or repayment of that LIBOR Tranche to the extent interest accrued on the amount being prepaid or repaid, and on the Maturity Date.

          (4) If all or a portion of (i) the principal amount of the Revolving Line of Credit, (ii) any interest payable thereon, or (iii) any other amounts payable hereunder or pursuant hereto to the Bank shall not be paid to the Bank when due (whether at the stated maturity, by acceleration or otherwise) or within the grace period provided in Section 8.1(a) hereof, such overdue amount shall thereafter bear interest for each day from the date of such non-payment until paid in full (both before and after judgment) at a rate per annum equal to the Default Rate, payable on demand to the Bank.

          (5) Interest on the Revolving Line of Credit shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

          (6) This Agreement and each of the other Loan Documents is subject to the express condition that, at no time and under no circumstance, contingency, or event whatsoever, whether by acceleration of the maturity of amounts due hereunder or thereunder or otherwise, shall the Borrower be obligated or required to pay or be charged or shall the Bank receive interest at a rate which exceeds the maximum interest rate permitted by applicable law or which could subject the Borrower or the Bank to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Borrower is permitted by applicable law to contract or agree to pay. It is the intent of the Borrower and the Bank, in the execution and performance of this Agreement, to contract in strict compliance with the usury laws of any applicable state and of the United States of America from time to time in effect. In furtherance thereof, the Borrower and the Bank stipulate and agree that none of the terms and provisions contained in this Agreement shall be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the highest lawful rate under applicable law; and if, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Revolving Line of Credit or other amounts due hereunder include amounts which by applicable law are deemed interest which would exceed the maximum amount of non-usurious interest permitted by applicable law, then such excess shall be deemed to be a mistake, and the Bank shall credit such excess on the principal of the Revolving Line of Credit (or, if the Revolving

Line of Credit shall have been paid in full, refund said excess to the payor thereof). The provisions of this Section 2.5(f) shall control over all other provisions of this Agreement which may be in apparent conflict herewith.

          2.6  Line of Credit Note. The Borrower's obligation to repay the
               -------------------
Advances together with accrued interest thereon as calculated herein shall be evidenced by the Line of Credit Note.

          2.7  Availability Fee. The Borrowers agrees to pay to the Bank during
               ----------------
the term of the Revolving Line of Credit an availability fee equal to 0.125% per annum of the positive difference between (a) the face principal amount of the Revolving Line of Credit, and (b) the average daily outstanding principal balance of the Revolving Line of Credit; provided, the Bank shall waive the
                                         --------
availability fee for any calendar quarter in which the average daily outstanding principal balance of the Revolving Line of Credit exceeded Seven Million Five Hundred Thousand Dollars ($7,500,000.00); provided, further, for any calendar
                                          --------  -------
quarter in which the average daily outstanding principal balance of the Revolving Line of Credit is less than Two Million Five Hundred Thousand Dollars ($2,500,000.00), the availability fee shall equal 0.175% per annum of the positive difference between (a) the face principal amount of the Revolving Line of Credit, and (b) such average daily outstanding principal balance of the Revolving Line of Credit. The availability fee shall be calculated on a quarterly basis and shall be paid to the Bank within ten (10) days after the Borrower has received an invoice from the Bank setting forth the amount of the availability fee then due and payable to the Bank.

          2.8  Repayment. Notwithstanding anything herein to the contrary, the
               ---------
entire principal balance of the Revolving Line of Credit then outstanding and all accrued and unpaid interest on the Revolving Line of Credit shall be due and payable on the Maturity Date.

          2.9  Prepayments. The Borrower may at any time and from time to time
               -----------
prepay any portion of the unpaid principal of the Revolving Line of Credit in whole or in part in an aggregate minimum amount of One Hundred Thousand Dollars ($100,000.00) and integral multiples of Ten Thousand Dollars ($10,000.00) in excess of that amount; provided, however, in the event the Borrower prepays a
                       -----------------
LIBOR Tranche pursuant to this Section 2.9 on a date that is other than the expiration date of the LIBOR Interest Period applicable thereto, the Borrower shall compensate the Bank in accordance with the provisions of Section 3.3 hereof. The Borrower shall give the Bank written notice of each proposed prepayment of the unpaid principal of the Revolving Line of Credit at least one
(1) Business Day in advance with respect to the prepayment of any portion of the Base Rate Tranche and at least three (3) Business Days in advance with respect to the prepayment of any portion of any LIBOR Tranche. If the Borrower has given notice of prepayment of any portion of the unpaid principal of the Revolving Line of

Credit to the Bank, such unpaid principal of the Revolving Line of Credit specified in such notice of prepayment shall become due and payable on the prepayment date specified therein. All prepayments of the unpaid principal of the Revolving Line of Credit shall be applied first to the Base Rate Tranche to the full extent thereof and then shall be applied to the LIBOR Tranches, in each case in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.3 hereof.

     2.10 Payments.
          --------

          (a) Unless otherwise agreed to in writing, or otherwise required by applicable law, payments on the Revolving Line of Credit will be applied first to accrued and unpaid interest on the Revolving Line of Credit, then to the unpaid principal of the Revolving Line of Credit, and any remaining amount to any unpaid collection costs, late charges and other charges incurred by the Bank in collecting or attempting to collect the Revolving Line of Credit; provided,
                                                                     --------
however, that upon delinquency or other default the Bank reserves the right to
-------
apply payments among principal, interest, late charges, collection costs and other charges at its discretion. Should all of the foregoing be satisfied such payments shall be applied to the prepayment of the Revolving Line of Credit in accordance with Section 2.9 hereof.

          (b) Whenever any payment hereunder or under the Line of Credit Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in each such case be included in the computation of interest due hereunder or thereunder; provided, however, that if with regard to any LIBOR Tranche only,
            --------  -------
such extension would cause payment of interest or principal to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (c) The Bank shall open and maintain on its books a loan account in the Borrower's name which shall show the outstanding principal amount of the Revolving Line of Credit owing to the Bank, prepayments, repayments, the computation and payment of interest, and other amounts due and sums paid on the Revolving Line of Credit. The such loan account shall be conclusive and binding on the Borrower as to the amount at any time due from the Borrower, absent manifest error in computation.

                                   SECTION 3

                    SPECIAL PROVISIONS PERTAINING TO LIBOR
                    --------------------------------------

          3.1  Inability to Determine Interest Rate. Notwithstanding any other
               ------------------------------------
provision of this Loan Agreement, if the Bank in good faith determines (which determination shall be conclusive) that (i) deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the London interbank market for any LIBOR Interest Period, (ii) by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining LIBOR for any LIBOR Interest Period, or (iii) the rates at which the Bank can obtain deposits in U.S. dollars from prime banks in the London interbank market for any LIBOR Interest Period do not adequately and fairly reflect the cost to the Bank of establishing the particular LIBOR Tranche for such LIBOR Interest Period, the Bank shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower. For each LIBOR Interest Period commencing after the date of such notice, the interest rate shall be the Base Rate and not LIBOR, unless and until the Bank shall notify the Borrower in writing that the Bank has determined that the condition that gave rise to the original notice no longer exists.

          3.2  Illegality. Notwithstanding any other provision of this Loan
               ----------
Agreement, if any Regulatory Development shall make it unlawful for the Bank to make or maintain any LIBOR Tranche as contemplated by this Loan Agreement (a) the Bank shall promptly notify the Borrower thereof, and (b) each LIBOR Tranche then outstanding, if any, shall be repaid on the last day of the then applicable LIBOR Interest Period or within such earlier period as required by law. The Bank agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to avoid the result of the preceding sentence, provided such efforts would not, in the Bank's good faith determination, be otherwise disadvantageous to it. The Borrower agrees promptly to pay the Bank, upon its demand, any additional amounts necessary to compensate the Bank for any loss or expense reasonably incurred by the Bank in making any repayment in accordance with this Section 3.2 including, but not limited to, any loss or expense incurred in liquidating or employing deposits from third parties. A certificate as to any additional amounts payable pursuant to this Section 3.2 submitted by the Bank to the Borrower shall be conclusive in the absence of manifest error.

          3.3  Indemnity. The Borrower hereby agrees to indemnify the Bank and
               ---------
to hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of (a) default by the Borrower in any payment of principal or interest hereunder with respect to the Revolving Line of Credit,
(b) default by the Borrower in making any prepayment after the Bank had been given a notice of prepayment in accordance with Section 2.9 hereof, and/or (c) the making by the Borrower of a prepayment with respect to the

Revolving Line of Credit on a day which is not the last day of a LIBOR Interest Period, in each case including, but not limited to, any such loss or expense incurred in liquidating or employing deposits from third parties or otherwise reemploying amounts prepaid for the balance of the applicable LIBOR Interest Period or in the termination of any swap or other hedging arrangements. A certificate specifying in reasonable detail (i) any additional amounts payable pursuant to this Section 3.3 and (ii) the basis for calculating such amounts, submitted by the Bank to the Borrower, shall be conclusive in the absence of manifest error.

     3.4  Increased Costs.
          ---------------

          (a) If any Regulatory Development shall (i) impose, modify or deem applicable any reserve, special deposit insurance assessment, fee or similar requirement against loans made by, or other assets held by, or deposits in or for the account of, the Bank, or (ii) impose on the Bank any other condition regarding this Agreement or the Line of Credit Note, and the result of any event referred to in clause (i) or (ii) of this subsection (a) shall be to increase the cost to the Bank of making or maintaining the LIBOR Tranches, then the Borrower shall forthwith pay to the Bank all additional amounts which are necessary to compensate the Bank for such increased costs. A certificate as to such increased costs setting forth the additional amount or amounts to be paid to it hereunder and setting forth in reasonable detail the basis therefor and the method of calculation thereof shall be prepared in good faith and submitted by the Bank to the Borrower and shall be conclusive (absent manifest error) as to the amount thereof.

          (b) If the Bank shall determine that any Regulatory Development regarding capital adequacy has or would have the effect of reducing the rate of return on the capital of the Bank (or any holding company for the Bank) as a consequence of making available LIBOR Tranches to the Borrower to a level below that which the Bank (or such holding company) could have achieved but for such Regulatory Development then, upon notice of such change by the Bank by submission to the Borrower of the certificate hereinafter described, the Borrower shall forthwith upon receipt of such notice, pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction. A certificate of the Bank claiming compensation under this subsection (b) and setting forth the additional amount or amounts to be paid to it hereunder and setting forth in reasonable detail the basis therefor and the manner of calculation thereof shall be prepared in good faith and submitted by the Bank to the Borrower and shall be conclusive in the absence of manifest error.

     3.5  Taxes.
          -----

               (a) All payments by the Borrower to the Bank hereunder in respect of the LIBOR Tranches shall be made free and clear of and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties or other charges whatsoever (other than franchise taxes and taxes on the net income of the Bank levied or imposed by the jurisdiction of its incorporation or by the jurisdiction in which its Lending Office is located) (all such nonexcluded taxes, levies, imposts, duties or other charges being hereinafter referred to as "Taxes"). If the Borrower shall be required to withhold or deduct Taxes from any sum payable to the Bank hereunder in respect of the LIBOR Tranches, (i) the sum payable to the Bank shall be increased as may be necessary so that the Bank receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) the Borrower shall make such necessary withholdings and deductions, and (iii) the Borrower shall pay the full amount withheld or deducted to the relevant authority according to applicable law so that the Bank shall not be required to make any deduction or payment of such Taxes.

               (b) The Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Line of Credit Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Line of Credit Note (collectively, "Other Taxes").

               (c) The Borrower will indemnify the Bank on demand for the full amount of Taxes on payments made by the Borrower for sums due and owing under this Loan Agreement and the Line of Credit Note (except for the Bank's franchise taxes or taxes on the net income of the Bank) or Other Taxes, each reasonably paid in good faith by the Bank, and for any liability (including, without limitation, penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto and paid by the Bank.

               (d) Nothing in this Section 3.5 shall be construed to require the Borrower to pay any taxes, levies, imposts, duties, or other charges unrelated to the Loan Documents and the obligations of the Borrower thereunder.

                                   SECTION 4

                             CONDITIONS PRECEDENT
                             --------------------

     The obligation of the Bank to establish the Revolving Line of Credit in favor of the Borrower is subject to the delivery of the following documents, agreements and instruments to the Bank, in each case in form and substance satisfactory to the Bank and its counsel:

          4.1  Loan Agreement. The Bank shall have received originals of this
               --------------
Loan Agreement executed by a duly authorized officer of the Borrower.

          4.2  Line of Credit Note. The Bank shall have received the original of
               -------------------
the Line of Credit Note executed by a duly authorized officer of the Borrower.

          4.3  Limited Guaranty Agreements. The Bank shall have received an
               ---------------------------
original of each Limited Guaranty Agreement executed by a duly authorized officer of the Limited Guarantor party thereto.

          4.4  Borrower Certificate. The Bank shall have received a certificate
               --------------------
of the Secretary or an Assistant Secretary of the Borrower, dated the date hereof, certifying (1) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Loan Agreement, the Line of Credit Note and the other Loan Documents, and the Revolving Line of Credit obtained by the Borrower pursuant hereto, and that such resolutions have not been modified or rescinded and are in full force and effect on such date, (2) that attached thereto are true and complete copies of the Articles of Incorporation and Bylaws of the Borrower and all amendments thereto as in effect on such date, (3) the incumbency and specimen signatures of the officers of the Borrower authorized to execute this Loan Agreement, the Line of Credit Note and the other Loan Documents, and (4) a certificate of good standing issued on behalf of the Borrower by the Secretary of State of Delaware.

          4.5  Limited Guarantor Certificates. The Bank shall have received a
               ------------------------------
certificate of the Secretary or an Assistant Secretary of each Limited Guarantor, dated the date hereof, certifying (1) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Limited Guarantor authorizing the execution, delivery and performance of the Limited Liability Agreement to which the Limited Guarantor is a party, and that such resolutions have not been modified or rescinded and are in full force and effect on such date, (2) that attached thereto are true and complete copies of the Articles of Incorporation and Bylaws of the Limited Guarantor and all amendments thereto as in effect on such date, (3) the incumbency and specimen signatures of the officers of the Limited Guarantor authorized to execute the Limited Guaranty Agreement to which the Limited Guarantor is a party, and (4) a certificate of good standing issued on behalf of the Limited Guarantor by the Secretary of State of the state of incorporation of the Limited Guarantor.

          4.6  Representations and Warranties. The representations and
               ------------------------------
warranties made by the Borrower herein shall be true and correct in all material respects.

          4.7  No Default or Event of Default. No Default or Event of Default
               ------------------------------
shall have occurred and be continuing as of the date hereof.

          4.8  Closing Fee. The Borrower shall have paid to the Bank a closing
               -----------
fee equal to Seven Thousand Five Hundred Dollars ($7,500.00).

          4.9  Additional Matters. The Bank shall have received such other
               ------------------
documents as it shall reasonably request.

                                   SECTION 5

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     In order to induce the Bank to enter into this Loan Agreement and to establish the Revolving Line of Credit in favor of the Borrower, the Borrower represents and warrants to the Bank that:

          5.1  Corporate Existence. The Borrower is a corporation duly
               -------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its properties and to carry on its business as now being conducted and is duly qualified as a foreign corporation to do business in, and is in good standing under the laws of, each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and where its failure to be so qualified would have a Material Adverse Effect.

          5.2  Corporate Authorization; No Violation. The execution, delivery
               -------------------------------------
and performance by the Borrower of this Loan Agreement, the Line of Credit Note and the other Loan Documents to which the Borrower is a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action on the part of the Borrower, and do not violate, breach or contravene in any material respect any Requirement of Law or Contractual Obligation of the Borrower or result in the creation of a Lien on any of its assets.

          5.3  No Defaults. There are no defaults with respect to any
               -----------
Contractual Obligation to which the Borrower is a party or under which the Borrower is bound that would have a Material Adverse Effect.

          5.4  Government Authorization. No authorization or approval or other
               ------------------------
action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Borrower for the due execution, delivery and performance by the Borrower of this Loan Agreement, the Line of Credit Note and the other Loan Documents to which the Borrower is a party.

          5.5  Enforceable Obligations of the Borrower. This Loan Agreement, the
               ---------------------------------------
Line of Credit Note and the other Loan Documents to which the Borrower is a party have been duly executed and delivered on behalf of the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general principles of equity.

          5.6  Financial Condition. The consolidated balance sheet of the
               -------------------
Borrower as at March 26, 2000, and the related consolidated statements of income for the fiscal period ended on such date, copies of which have been delivered to the Bank, present fairly the consolidated financial position of the Borrower and its Subsidiaries as at such date, and the results of the operations of the Borrower and its Subsidiaries for the period then ended. Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP but may be without footnotes and may be subject to normal year-end adjustments. As of March 26, 2000, the Borrower did not have any material asset, liability, contingent obligation, liability for taxes, long-term lease or unusual forward or long-term commitment material to the financial condition of the Borrower, which was not reflected in the foregoing statements. Since March 26, 2000, there has been no material adverse change in the business, financial condition, results of operations or prospects of the Borrower.

          5.7  No Material Litigation. No litigation, investigation or
               ----------------------
proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to this Loan Agreement, the Line of Credit Note and the other Loan Documents to which the Borrower is a party, or any of the transactions contemplated hereby or thereby, or (b) which, if determined adversely to the interests of the Borrower, would have (either individually or in the aggregate) a Material Adverse Effect.

          5.8  Taxes. The Borrower has filed or caused to be filed all tax
               -----
returns which are required to be filed by it, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP, if any, have been provided on the books of the Borrower).

          5.9  No Misrepresentation. The information, reports, financial
               --------------------
statements, exhibits and schedules furnished by or on behalf of the Borrower to the Bank in connection with the negotiation, preparation or delivery of this Loan Agreement or the other Loan Documents or included herein or delivered pursuant hereto and the representations and warranties by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto or the other Loan Documents do not contain any untrue statement of material fact, or omit to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. There is no fact known to the Borrower that would have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule or other writing furnished to the Bank for use in connection with this Loan Agreement.

          5.10 ERISA. The Borrower and each Commonly Controlled Entity has
               -----
fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with all applicable provisions of ERISA and no Reportable Event has occurred and is continuing with respect to any Plan.

          5.11 Compliance With Laws. The Borrower has complied with each
               --------------------
Requirement of Law, the non-compliance with which would have a Material Adverse Effect.

                                   SECTION 6

                             AFFIRMATIVE COVENANTS
                             ---------------------

     The Borrower hereby covenants and agrees with the Bank that during the term of this Agreement:

          6.1  Financial Statements.
               --------------------

               (5)  Annual Financial Statements. The Borrower shall furnish to
                    ---------------------------
the Bank as soon as they are available, but in any event within 90 days after the end of each of the Borrower's fiscal years, a copy of the Borrower's balance sheet as at the end of such year and the related statements of income and cash flows for such year, on a consolidated and consolidating basis, setting forth in each case in comparative form the figures for the previous year.

               (6)  Quarterly Financial Statements. The Borrower shall furnish
                    ------------------------------
to the Bank as soon as they are available, but in any event within 45 days after the end of each of the Borrower's fiscal quarters, a copy of the Borrower's balance sheet as at the end of such fiscal quarter and the related statements of income and cash flows for such fiscal quarter, on a consolidated and consolidating basis, setting forth in each case in comparative form the figures for the previous fiscal quarter and including a comparison between actual and budgeted results.

               (7)  Standards. All financial statements furnished
                    ---------
to the Bank pursuant to this Section 6.1 shall be complete and correct in all material respects and prepared in reasonable detail, and prepared in accordance with GAAP applied consistently throughout the periods reflected therein, except for such changes in accounting principles as may be approved by a Responsible Officer and disclosed therein, and except that the statements provided pursuant to Section 7.1(b) may be without footnotes and subject to normal year-end adjustments. All financial statements furnished pursuant to Section 7.1(a) shall, in addition, be audited by a firm of independent accountants reasonably acceptable to the Bank.

          6.2  Financial Covenants. The Borrower shall at all times maintain:
               -------------------

               (a)  a Tangible Net Worth of not less than:

                         (i)  $41,538,000.00 less all amounts expended for
repurchases of outstanding shares of common stock of the Company during the period after December 31, 1999; and

                         (ii) as of each fiscal quarter end of the Borrower
after December 31, 1999, an amount equal to the Net Worth required to be maintained by the Borrower as of its immediately preceding fiscal quarter end plus 50% of the Borrower's Net Income After Tax for its fiscal quarter then ended.

               (b)  a Leverage Ratio not greater than 2.0 to 1.0.

               (c)  an Interest Coverage Ratio not less than 4.0 to 1.0.

          6.3  Certificates; Reports; Other Information. The Borrower shall
               ----------------------------------------
furnish to the Bank:

               (1) concurrently with the delivery of the financial statements referred to in Section 6.1, a certificate of a Responsible Officer of the Borrower, stating that such officer has no knowledge of any Default or Event of Default or specifying the nature and extent of any Default or Event of Default known to such officer and any corrective action taken or proposed to be taken with respect thereto;

               (2) concurrently with the delivery of the financial statements referred to in Section 6.1(b), a compliance certificate of a Responsible Officer of the Borrower in the form of Exhibit D attached hereto and made a part hereof;

               (3) promptly, such additional financial and other information as the Bank may from time to time reasonably request.

          6.4  Payment of Taxes. The Borrower shall maintain, in
               ----------------
accordance with GAAP, appropriate reserves for the accrual of taxes and all other obligations, liabilities and claims. The Borrower shall file all tax returns required to be filed and shall pay and discharge, at or before the same become delinquent, all taxes and other similar levies, charges and imposts of any Governmental Authority except where the same are being contested in good faith by appropriate proceedings diligently pursued.

          6.5  Maintenance of Corporate Existence; Maintenance of Properties.
               -------------------------------------------------------------
The Borrower shall maintain its corporate existence, rights and franchises necessary to continue its business.

          6.6  Notices. The Borrower shall promptly give notice in writing to
               -------
the Bank of (a) the occurrence of any Default or Event of Default specifying the nature and extent thereof and the corrective action proposed to be taken with respect thereto, and (b) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

          6.7  Compliance with the Laws. The Borrower shall comply in all
               ------------------------
material respects with all Requirements of Law, the failure to comply with which would have a Material Adverse Effect.

          6.8  Compliance with ERISA. The Borrower shall fulfill its obligations
               ---------------------
under the minimum funding standards of ERISA and the Code with respect to each Plan, and will comply in all material respects with the applicable provisions of ERISA and will not incur any liability to the PBGC or a Plan under Title IV of ERISA.

          6.9  Keeping of Records. The Borrower shall keep proper books of
               ------------------
record and account, in which full and correct entries shall be made of financial transactions and the assets and business of the Borrower in accordance with GAAP.

          6.10 Notice of Formation of Subsidiaries. The Borrower shall, within
               -----------------------------------
ten (10) Business Days after the formation of any Subsidiary by the Borrower or any Subsidiary of the Borrower, notify the Bank of the formation of such Subsidiary and cause such Subsidiary to execute and deliver a Limited Guaranty Agreement in favor of the Bank in the form substantially similar to the Limited Guaranty Agreements executed and delivered by the Limited Guarantors in favor of the Bank.

          6.11 Bank Accounts. The Borrower shall maintain a depository account
               -------------
with the Bank.

                                   SECTION 7

                              NEGATIVE COVENANTS
                              ------------------
          The Borrower hereby covenants and agrees with the Bank that during the term of this Agreement:

          7.1  Funded Debt. The Borrower shall not, and shall not permit its
               -----------
Subsidiaries to, incur Funded Debt in addition to the Revolving Line of Credit in excess of Five Hundred Thousand Dollars ($500,000.00) without the prior written consent of the Bank.

          7.2  Limitation on Liens. The Borrower shall not, and shall not permit
               -------------------
its Subsidiaries to, create, assume, incur or suffer to exist any Lien on any of its properties or assets, whether now owned or hereafter acquired; provided,
                                                                   --------
however, that the foregoing restriction shall not apply to the following:
-------

               (8) Purchase money security interests securing not more than Five Hundred Thousand Dollars ($500,000.00) in the aggregate for the Borrower and its Subsidiaries in purchase money financing at any one time; provided that
                                                                  --------
each such purchase money security interest shall encumber only the asset acquired by the Borrower or such Subsidiary with the proceeds of the Funded Debt secured by such purchase money security interest, and such purchase money security interest shall secure only the Funded Debt that financed the asset encumbered by such purchase money security interest;

               (9) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently pursued if adequate reserves with respect thereto are maintained on the books of the Borrower or the particular Subsidiary in accordance with GAAP;

               (10) Carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business of the Borrower or the particular Subsidiary (A) which are not overdue for a period of more than 90 days or (B) which are being contested in good faith and by appropriate proceedings diligently pursued if adequate reserves with respect thereto are maintained on the books of the Borrower or the particular Subsidiary in accordance with GAAP; or

               (11) Any attachment or judgment Lien, provided that the judgment it secures shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay.

          7.3  Limitation on Extraordinary Transactions. The Borrower shall not,
               ----------------------------------------
and shall not permit any of its Subsidiaries to, merge or consolidate with, or convey or sell in one transaction or a series of related transactions all or substantially all of its assets or business, or acquire all or substantially all of the assets, whether directly or indirectly, of any other Person, except for
(a) mergers with Affiliates of the Borrower or any Subsidiary in which the Borrower or such Subsidiary is the surviving corporation, and (b) the acquisition of equity interests and/or assets of one or more Persons having an aggregate value not in excess of Three Million Dollars ($3,000,000.00). The Borrower shall promptly forward to the Bank a copy of any agreement or document entered into or executed by the Borrower or any Subsidiary pursuant to this Section 7.3.

          7.4  Disposition of Assets. Neither the Borrower nor any Subsidiary
               ---------------------
shall sell, lease, transfer or otherwise dispose of any assets, except that this
Section 7.4 shall not apply to (a) any disposition of assets in the ordinary course of business, (b) any disposition of any obsolete or retired property not used or useful in the business of the Borrower or the particular Subsidiary, or
(c) the sale or other disposition of assets not otherwise contemplated in this
Section 7.4 having an aggregate value not in excess of One Million Five Hundred Thousand Dollars ($1,500,000.00). The Borrower shall promptly forward to the Bank a copy of any agreement or document entered into or executed by the Borrower or any Subsidiary pursuant to subsection (c) of this Section 7.4.

          7.5  Pari Passu. Neither the Borrower nor any Subsidiary shall create,
               ----------
assume, guarantee or suffer to exist any debt (including guaranties of debt) senior in right of payment or in any other respect to its obligations under this Loan Agreement or under the Line of Credit Note. Provided, nothing in this
Section 7.5 shall prohibit the Borrower from granting the Liens identified in
Section 7.2 so long as the Funded Debt secured by such Liens is not senior in right of payment to the Line of Credit Note except to the extent of the assets of the Borrower or the particular Subsidiary encumbered by any such Lien.

          7.6  Margin Regulations. The Borrower shall not use any portion of the
               ------------------
proceeds of any Advance directly or indirectly for the purpose of purchasing or carrying any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Board")) or otherwise for any purpose which entails a violation of, or which is inconsistent with, Regulations G, T, U or X of the Board. The Borrower shall promptly provide to the Bank upon the Bank's request a properly prepared and executed Form U-1.

                                   SECTION 8

                               EVENTS OF DEFAULT
                               -----------------

     8.1 Each of the following events shall constitute an Event of Default under this Loan Agreement:

          (1) the Borrower shall fail to make any payment of any principal, interest, or other amount payable hereunder or under the Line of Credit Note within two (2) days following the due date of such payment (whether at maturity, by acceleration or otherwise) in accordance with the terms hereof or thereof; or

          (b) any representation or warranty made or deemed made by the Borrower herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Loan Agreement shall in any such case prove to have been false or misleading on or as of the date made in any material respect; provided, if the Borrower shall cause any such untrue or misleading representation or warranty to cease to be untrue or misleading within ten (10) days after the date the Borrower first discovered or should have reasonably discovered that such representation or warranty became untrue or misleading, the Bank shall waive the Event of Default caused by such untrue or misleading representation or warranty in a written instrument delivered to the Borrower; or

          (c) the Borrower shall default in the observance or performance of any agreement, covenant or term contained in any Loan Document to which the Borrower is a party, and in the event that such default may be cured, fails to promptly take steps to cure such default and complete the cure of such default within ten (10) days after the Borrower became aware of such default; or

          (d) the Borrower shall (i) default in the payment of indebtedness that is in the aggregate amount of $100,000.00 or more (or its equivalent in another currency) (other than the Revolving Line of Credit), or any guarantee thereof, beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any indebtedness in the aggregate principal amount of $100,000.00 or more or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such indebtedness to become due prior to its stated maturity; provided, however, the occurrence of any such default described in this
-----------------
subsection (d) shall not constitute an Event of Default if (i) the Borrower gives immediate notice of the occurrence of any such default described in this subsection (d) to the Bank upon the Borrower gaining actual knowledge thereof and the Borrower takes any and all actions necessary to cure such default within five (5) Business Days thereafter, or (ii) the Borrower takes any and all actions necessary to cure such default within (5) Business Days after the Bank has given the Borrower written notice of the occurrence of any default described in this subsection (d).

          (e) one or more final monetary judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000.00 or more and shall have been unpaid for a period of 30 days or a stay of execution is not procured within 30 days after the date of entry of a judgment (or in the event that a stay of execution is obtained, the judgment is not satisfied within 30 days after the stay of execution is lifted or otherwise extinguished);

          (f) the validity or enforceability of any Loan Document or any lien or security interest created thereunder in favor of the Bank shall be challenged by the Borrower or any Loan Document or any lien or security interest created thereunder in favor of the Bank shall be determined to be invalid or unenforceable or shall cease to remain in full force and effect for any reason other than in accordance with its express terms; or

          (7) the validity or enforceability of any Limited Guaranty Agreement shall be challenged by the Limited Guarantor party thereto or any Loan Document shall be determined to be invalid or unenforceable or shall cease to remain in full force and effect for any reason other than in accordance with its express terms; or

          (h) an event shall occur which would cause the dissolution of the Borrower or Limited Guarantor; or

          (i) the Borrower or any Limited Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

          (j) an involuntary case or other proceeding shall be commenced against the Borrower or any Limited Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days;

          8.2  Remedies. Upon the occurrence of an Event of Default specified in
               --------
subsection (i) or (j) of Section 8.1 above, the entire unpaid principal of and all accrued and unpaid interest on the Revolving Line of Credit and all other amounts owing under this Loan Agreement and/or the Line of Credit Note shall automatically immediately become due and payable. Upon the occurrence of any other Event of Default, the Bank may by notice to the Borrower, declare the entire unpaid principal of and all accrued and unpaid interest on the Revolving Line of Credit and all other amounts owing under this Loan Agreement and/or the Line of Credit Note to be due and payable forthwith to the Bank, whereupon the same shall immediately become due and payable to the Bank. Except as expressly provided above in this
Article 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower. Upon the occurrence of any Event of Default, the Bank may at its election proceed to enforce all other remedies available to it under the other Loan Documents and/or under the applicable law or in equity.

                                   SECTION 9

                                 MISCELLANEOUS
                                 -------------

          9.1  Amendments.  No amendment or waiver of any provision of this Loan
               ----------
Agreement, the Line of Credit Note or the other Loan Documents to which the Borrower is a party, nor consent to any departure by the Borrower herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank. Such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          9.2  Notices.  All notices and other communications provided for
               -------
hereunder shall, unless otherwise specified herein, be in writing and sent by first-class mail, nationally recognized overnight courier or hand delivered as follows:

               (12) if to the Borrower:

                    PJ America, Inc.
                    Attention: __________________
                    2300 Resource Drive
                    Birmingham, AL 35242

               cc:  Michael M. Fleishman, Esq.
                    Greenebaum Doll & McDonald PLLC
                    3300 National City Tower
                    101 South Fifth Street
                    Louisville, KY 40202

               (13) if to the Bank:

                    Bank One, Kentucky, NA
                    Attention: Mr. H. Joseph Brenner
                    416 West Jefferson Street
                    Louisville, KY 40202

               cc:  Scott W. Brinkman, Esq.
                    Ogden Newell & Welch PLLC
                    1700 Citizens Plaza
                    500 West Jefferson Street
                    Louisville, KY 40202
or, as to any party, at such other address as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall, when so mailed or otherwise delivered, be effective three days after being deposited in the mails or, in all other cases, when received or delivered.

          9.3  No Waiver; Remedies.  No failure on the part of the Bank to
               -------------------
exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          9.4  Right of Set-off. Upon the occurrence and during the continuance
               ----------------
of an Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank or any of its Affiliates (including, without limitation, its branches) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Loan Agreement, the Line of Credit Note or other Loan Documents. Such right of set-off shall apply to the Bank's Affiliates as if the Bank and such Affiliates were one and the same entity. The Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this
Section 9.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

          9.5  Costs and Expenses.  The Borrower agrees to pay within ten (10)
               ------------------
days after written demand made by the Bank all costs and expenses incurred by the Bank in connection with the preparation, execution, delivery, amendment or other modification of this Loan Agreement and the other Loan Documents. The Borrower shall also pay to the Bank on demand all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Bank in connection with the enforcement of, and preservation of rights under, this Loan Agreement and the other Loan Documents, regardless of whether a Default or Event of Default has occurred.

          9.6  Indemnity.  The Borrower agrees to indemnify and hold harmless
               ---------
the Bank and its officers, directors, employees and Affiliates from and against any and all losses, damages, liabilities, claims or expenses (including the reasonable fees and expenses of counsel) incurred by any of them as a result of or in connection with any act or omission of the Borrower relating to this Loan Agreement and the other Loan Documents, any use of the proceeds of the principal of the Revolving Line of Credit or the transactions contemplated herein. Any such losses, damages, liabilities or expenses shall be reimbursed by the Borrower upon the demand of the Bank.

          9.7  Successors and Assigns.  This Loan Agreement, the Line of Credit
               ----------------------
Note and the other Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank.

          9.8  Governing Law.  This Loan Agreement, the Line of Credit Note and
               -------------
the other Loan Documents to which the Borrower is a party shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky.

          9.9  Severability.  In the event any one or more of the provisions
               ------------
contained in this Loan Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          9.10 Arbitration. The Borrower and the Bank agree that upon the
               -----------
written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Loan Agreement or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Bank's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any collateral that now or hereafter secures the performance of the Borrower's obligations under this Loan Agreement shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration agreement shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however, that no arbitrator shall have the right or the
            -----------------
power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration agreement shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration agreement.

          9.11 Submission to Jurisdiction; Waivers. The Borrower hereby
               -----------------------------------
irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Loan Agreement, the Line of Credit Note or the other Loan Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the Commonwealth of Kentucky, the Courts of the United States of America for the Western District of Kentucky and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or thereafter have to venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in Section 9.2 or at such other address of which the Bank shall have been notified pursuant thereto; and

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          9.12 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY AGREE TO
               --------------------
WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LOAN AGREEMENT, THE LINE OF CREDIT NOTE OR THE OTHER LOAN DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT THAT RELATE TO THE

SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE BORROWER AND THE BANK ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH SUCH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT THE BORROWER AND THE BANK HAVE ALREADY RELIED ON THE WAIVER IN ITS RELATED DEALINGS WITH THE OTHERS. THE BORROWER AND THE BANK FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LOAN AGREEMENT, THE LINE OF CREDIT NOTE OR THE OTHER LOAN DOCUMENTS. IN THE EVENT OF LITIGATION, THIS LOAN AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          9.13 Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties made under this Loan Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Loan Agreement, the Line of Credit Note and the other Loan Documents, regardless of any investigation made by the Bank or on its behalf.

          9.14 Counterparts.  This Loan Agreement may be executed in separate
               ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          9.15 Headings. Section headings in this Loan Agreement are included
               --------
herein for convenience of reference only and shall not constitute a part of this Loan Agreement for any other purpose.

          9.16 Survival of Provisions. The provisions of this Loan Agreement
               ----------------------
shall survive any termination hereof and payment of the Line of Credit Note.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by their respective officers hereunto duly authorized as of the date first written above.

PJ AMERICA, INC.                   BANK ONE, KENTUCKY, NA

Name:_________________________     Name:_____________________________

By:____________________________    By:________________________________

Title:___________________________  Title:________________________